Exhibit 99.1

PRESS RELEASE

Total System Services, Inc.
One TSYS Way	+1.706.649.2307
P.O. Box 2567	+1.706.649.5740
Columbus, GA 31902-2567	www.tsys.com

For immediate release.

Contact:
Shawn Roberts
TSYS Investor Relations
+1.706.644.6081
shawnroberts@tsys.com
TSYS REPORTS RESULTS FOR THIRD QUARTER 2008
Revenues Up 9.4%
Columbus, Ga., October 9, 2008 — TSYS today announced its financial results for the third quarter ended September 30, 2008. Total revenues grew 9.4% to $500.4 million compared to $457.6 million in the prior year. Earnings per share for the third quarter were $0.33.
          “In spite of the turbulent economic times, we had a good quarter, fueled by revenue growth in our North American and Global Services segments, and decided to release our earnings early,” said Philip W. Tomlinson, chairman and chief executive officer of TSYS. “While much depends on consumer confidence and, as always, the upcoming holiday shopping season, which we now believe will be slow, we are reaffirming our net income guidance of an increase of 5% to 7%,” added Tomlinson.
Key Segment Results for the Third Quarter
North American Services
•	Increased revenues by 6.8%

•	Signed a multi-year commercial and consumer credit card processing agreement with First Citizens Bank of Raleigh, North Carolina. TSYS also provides merchant acquiring services to First Citizens

•	Signed a multi-year agreement with Banco Wal-Mart de México Adelante, S.A. to launch its consumer credit card that includes fraud detection and analytic services

•	Signed an agreement with Metrofinanciera for the launch of a new credit card program in Mexico

•	Announced a partnership with Paragon Benefits in the roll-out of the My Care CardSM to provide an “off-the-shelf” card product for flexible benefit payment processing
Global Services
•	Increased revenues by 31.9%

•	Improved operating profit margin by 174 basis points to 19.0%

•	Signed a multi-year agreement to service approximately 3 million private-label store accounts for Argos and Homebase retail brands that are part of Home Retail Group, the UK’s leading home and general goods retailer

PRESS RELEASE

Merchant Services
•	Generated an operating profit margin of 22.9%

•	Increased point-of-sale transaction volumes by 2%
Conference Call
           TSYS will host its quarterly conference call at 8:00 a.m. EDT, Friday, October 10, 2008. The conference call can be accessed via simultaneous Internet broadcast at tsys.com by clicking on the “Conference Call” icon on the homepage. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call.
About TSYS
           TSYS (NYSE:TSS) is one of the world’s largest companies for outsourced payment services, offering a broad range of issuer- and acquirer-processing technologies that support consumer-finance, credit, debit, debt management, healthcare, loyalty and prepaid services for financial institutions and retail companies in the Americas, EMEA and Asia-Pacific regions. For more information contact news@tsys.com or log on to www.tsys.com. TSYS routinely posts all important information on its web site.
This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS’ earnings forecast for 2008, and the assumptions underlying such statements. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to: (1) revenues that are lower than anticipated; (2) expenses associated with the spin-off are higher than expected; (3) movements in LIBOR are greater than expected and draws on the revolving credit facility are greater than expected; (4) TSYS incurs expenses associated with the signing of a significant client; (5) adverse developments with respect to foreign currency exchange rates; (6) adverse developments with respect to entering into contracts with new clients and retaining current clients; (7) TSYS is unable to control expenses and increase market share; (8) TSYS is unable to manage the impact of slowing economic conditions and consumer spending; and (9) the impact of potential and completed acquisitions, including the costs associated therewith and their being more difficult to integrate than anticipated. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to

PRESS RELEASE

update any forward-looking statements as a result of new information, future developments or otherwise.